UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2016

American Commerce Solutions, Inc.
(Exact name of registrant as specified in its charter)

Florida	33-98682	05-0460102
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1400 Chamber Drive, Bartow, Florida	33830
(address of principal executive offices)	(zip code)

(863) 533-0326

(registrant’s telephone number, including area code)

Not Applicable

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 13, 2016, the Company’s wholly owned subsidiary, Best Way Auto and Truck Rental, Inc., was approved for a credit line of $1.6 million from Fleet Way Leasing Company in Feasterville, PA for the purchase of 70 new vehicles for the Company’s rental fleet.  This line of credit is based on a 24-month term.  Negotiations continue to increase the line to $3.5 million to finance a total of 145 vehicles.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1 – Press release dated April 13, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

American Commerce Solutions, Inc.

Dated: April 21, 2016	/s/ Daniel L. Hefner
Daniel L. Hefner
President